EXHIBIT 10.1

TRANSLATION FOR CONVENIENCE ONLY - NOT LEGALLY BINDING

[TRANSLATION]

CONTRIBUTION AGREEMENT OF A BUSINESS ENTERPRISE AND VARIOUS ASSETS

BETWEEN THE UNDERSIGNED:

ICE ROCKS,
a joint-stock company with a board of directors and a declared capital of 40,000 euros, with its registered office at 5, rue de Tilsitt 75008 PARIS, registered with the Registre du Commerce et des Sociétés de Paris under No B 434 300 885, represented by Mr. LACAN, sole managing director, duly qualified for this purpose,

hereinafter referred to as “ICE ROCKS”,

AND

ICE ROCKS PARTICIPATIONS,
a limited liability company with a declared capital of 7,700.00 euros, registered with the Registre du Commerce et des Sociétés de Paris under No B 433 913 894, with its registered office at 5, rue de Tilsitt 75008 PARIS, represented by Mr. Thierry LACAN, as manager, duly qualified for this purpose,

hereinafter referred to as “ICE ROCKS PARTICIPATIONS”,

AND

COLBERT FONCIER,
a limited liability company with a declared capital of 7,622.45 euros, registered with the Registre du Commerce et des Sociétés de Paris under No B 397 796 822, with its registered office at 5, rue de Tilsitt 75008 PARIS, represented by Mr. Bruno LEDOUX, as manager, duly qualified for this purpose,

hereinafter referred to as “COLBERT FONCIER”,

AND

Mr. Thierry LACAN, head of a business, born on April 7, 1963 in Paris, 17th arrondissement, of French nationality, married under the regime of the separation of property by contract dated April 6, 1993, residing at 31, rue de la Ferme, Neuilly-sur-Seine, 92200

AND

Mr. Bruno LEDOUX, head of a business, born on October 1, 1964 in Paris, 15th arrondissement, of French nationality, married under the regime of the separation of property by contract dated September 22, 1989, residing at 5, rue de Tilsitt 75008 Paris

All of the above hereinafter collectively referred to as the “Contributors” and each of them individually as a “Contributor”,

On the one hand,

AND

WATER BANK OF AMERICA INC.,

a corporation incorporated under Canadian law pursuant to the Canada Business Corporations Act, with its registered office at 100, avenue des Sommets, Suite 1603, Verdun, Quebec, Canada  H3E 1Z8,
with the registration No 1160910676,
represented by Mr. Michel P. PELLETIER, duly authorized for the purposes hereof,

hereinafter referred to as the “Beneficiary Corporation”,

On the other hand.

The Contributors and the Beneficiary Corporation shall hereinafter collectively be referred to as the “Parties” and individually as a “Party”.

IT HAS BEEN PREVIOUSLY STATED THAT:

1/ ICE ROCKS has developed a business consisting of the processing of spring water destined for the production of ice cubes (hereinafter referred to as the “Commercial Activity”).

Moreover, it has acquired certain assets of a corporation incorporated pursuant to British law, SCOTCH ROCKS, in 2000.

2/ A patent regarding a sealed container filled with a liquid destined for the manufacture of ice cubes including an ejection procedure for the ice cubes, has been filed by COLBERT FONCIER in France. Said patent mentions MM. LACAN and LEDOUX as inventors.

Subject to the priority of this patent, MM. Thierry LACAN and Bruno LEDOUX filed a patent application under Euro-PCT for several States.

3/ ICE ROCKS PARTICIPATION and COLBERT FONCIER also acquired or filed trademarks in various States.

4/ ICE ROCKS, ICE ROCKS PARTICIPATION and Mr. Thierry LACAN finally reserved a variety of domain names.

The Contributors have established that the Business requires considerable financial, human and material investments that they cannot nor wish to provide.

The Beneficiary Corporation is a Canadian corporation whose business consists mainly in acquiring springs, and merchandizing and distributing water. It has shown some interest for the Business in view of a future listing of its stock (directly or indirectly) for trading on the regulated markets in Toronto and Montreal.

Insofar as the Contributors are concerned, they state that this listing project corresponds with the prospects that they entertained with respect to the development of the concept.

The Parties have therefor come together to contribute and bring the Business Enterprise of ICE ROCKS as well as the patents, trademarks and domain names to the Beneficiary Corporation.

The Beneficiary Corporation carried out an audit of the patents, trademarks and domain names of the Contributors to verify, in particular, the Contributors’ ownership rights to the intellectual property and the legal validity of such rights.

As a result of this audit, it has been demonstrated that several assets required for the development of the Business do not belong to ICE ROCKS. The Parties have thus agreed to carry out the necessary contributions regarding their combination in the hands of the Beneficiary Corporation.

These contributions, hereinafter referenced, are indissociable.

IT HAS THEREFORE BEEN AGREED AS FOLLOWS:

Table of Contents

Title A:	List of Schedules	4

Title B:	Specific Clauses Relating to the Contribution of its Business Enterprise by ICE ROCKS	5

Title C:	Specific Clauses Relating to the Contribution of Patents	9
	Chapter 1: Contribution of a Patent by COLBERT FONCIER	10
	Chapter 2: Contribution of Patents by MM. LACAN and LEDOUX	12

Title D:	Specific Clauses Relating to the Contribution of Trademarks	14
	Chapter 1: Contribution of Trademarks by COLBERT FONCIER	15
	Chapter 2: Contribution of Trademarks by ICE ROCKS PARTICIPATIONS	17

Title E:	Specific Clauses Relating to the Contribution of Domain Names	19
	Chapter 1: Contribution of a Domain Name by ICE ROCKS PARTICIPATIONS	20
	Chapter 2: Contribution of a Domain Name by Mr. LACAN	22

Title F:	Clauses Relating to the Remuneration by the Beneficiary Corporation for the Various Contributions	24

Title G:	General Provisions	27

Title A

List of Schedules

Schedule 1: Contributed Domain Names with respect to the Business Enterprise contribution by ICE ROCKS

Schedule 2: Inventory of Stocks

Schedule 3: List of Creditors

Schedule 4: Copy of the French Patent No 00 11090 COLBERT FONCIER

Schedule 5: Copy of the Euro-PCT Patent Application No WO 02/18856

Schedule 6: Copy of the European Patent No EP 01 065-369.0

Schedule 7: Copy of the Canadian Patent Title No CA 2422 957

Schedule 8: Copy of the U.S. Patent Application Title No US 2004/0026599

Schedule 9: Copy of the Japanese Patent Title No JP 2002-523537

Schedule 10: Copy of the Korean Patent Title No KR 10-2003-7003145

Schedule 11: Copy of the Chinese Patent Title No CN 01817435.3

Schedule 12: Copy of the Mexican Patent Title No MX 2003 00 1897

Schedule 13: Copy of the Brazilian Patent Title No BR 0113689.5

Schedule 14: Copy of the Turkish Patent Title (Normally Lapsed) No TR 2003-00493

Schedule 15: Copy of the Moroccan Patent Title No MC 27080

Schedule 16: Copy of the Israeli Patent Title No IS 33049

Schedule 17: Descriptions of Trademarks 1

Schedule 18: Copies of Trademarks 1

Schedule 19: Descriptions of Trademarks 2

Schedule 20: Copies of Trademarks 2

Schedule 21: Copy of the Registration of the “icerocks.net” Domain Name with the Registrar

Schedule 22: Copy of the Registration of the “icerocks.org” Domain Name with the Registrar

Schedule 23: Distribution of the Shares of WATER BANK OF AMERICA Amongst its Associates, Before and After the Completion of the Capital Increase

Title B

Contribution of its Business Enterprise by ICE ROCKS

Section 1 - Designation of the Business Enterprise

ICE ROCKS hereby contributes, with the usual and legal warranties, in addition to the various representations and warranties set forth hereinafter, to the Beneficiary Corporation which accepts it, the Business Enterprise consisting of the processing of foodstuffs, in particular water destined for the manufacture of ice cubes, operating under the name “ICE ROCKS”, located at 5, rue de Tilsitt 75008 PARIS, which it owns and for which it is registered at the Registre du Commerce and des Sociétés de Paris under No RCS B 434 300 885, to the exclusion of any other Business Enterprise exploited by the Contributor.

The above-mentioned Business Enterprise includes:

A - Intangible Assets

•	The clientele, goodwill and in general the right to call itself the successor of the Contributor with respect to the operation of the said Business Enterprise;
•	The commercial name and signage;
•	All studies and all commercial, technical, administrative or financial documents directly or indirectly relating to the operation of the contributed Business Enterprise;
•	The domain names, a list of which is included in Schedule 1.

The Business Enterprise is presently operated by the Contributor who is domiciled in the premises that it has at its disposal at 5, rue de Tilsitt 75008 Paris.

It is hereby specified that the present contribution does not include any right to the lease.

It is however understood amongst the Parties that the Beneficiary Corporation will be able to use the above-mentioned premises to carry out ongoing business regarding the operation of the Business Enterprise, during a period of 30 days at most from the date of completion of the contribution. This precarious occupancy will be free of charge.

B -Tangible Assets

•	The following operating materials: a “line for the processing and filling of spring water” that includes:
•	A MECA 420 machine - of type 420 No 556 container maker
•	A 20 head HITEC distributor - 420 series E 441
•	A HECISA laminary flux machine
•	An AES ozonizer - ALLIANCE/OZONE
•	A motorized D1000 stainless steel revolving table
•	A motorized L. 110 x 400 converter belt
•	A 3M-MATIC type TP 200 A-E box tape machine

Equipment and servitudes:
•	1 R22 GETR COOLING / WELLINGTON - SOMERSET cooling group, RC 44 model
•	1 FULTON ELECTRIC sterilizing boiler
•	1 200 1./1 lb pressure chamber
•	1 ATLAS COPCO GA 5 type compressor
•	1 shrink wrap machine
•	1 WILLET ink jet printer for dating
•	1 stainless steel filtration machine
•	1 UV water treatment filter
•	1 BEKO - WAMAT dosing pump
•	1 set of various materials:
•	Spare parts
•	Pest control devices
•	Miscellaneous small materials

As well as any accessories, parts and improvements thereto.

•
The inventoried stocks hereinafter listed in Schedule 2. The stocks are being contributed on the basis of the inventory and the corresponding estimation given to the Beneficiary Corporation, the latter declaring having full knowledge thereof, having seen and examined same.

The Business Enterprise is comprised exclusively of the tangible and intangible assets defined hereinabove.

The Contributor represents and warrants as follows:
•
The Business Enterprise does not include, as of the date of completion of the contribution, any additional fittings, office materials or other furniture, nor any tangible assets that may have been used to carry on the Commercial Activity and to exploit the Business Enterprise, other than those listed hereinabove.

•	No assets of this nature are located on the premises.
•	No fixed assets are attached to the Business Enterprise.

Accordingly, the Beneficiary Corporation exempts the Contributor from any physical inventory and declares having accepted the tangible assets as is, without any recourse against the Contributor.

Section 2 - Origin of Ownership

The Vendor declares being the owner of the Business Enterprise having created it on January 12, 2001 and which business is being operated in a stable, peaceful and continuous manner.

Section 3 - Property - Enjoyment

The Beneficiary Corporation shall have the property and the enjoyment of the contributed Business Enterprise from the date of completion of the contribution by all of the Parties.

Section 4 - Charges and Conditions

The contribution stipulated hereinabove, clear of any debts, is based on the following charges and conditions:

•
The Beneficiary Corporation will take the contributed assets and rights in their “as is” state upon the effective date of enjoyment, without being entitled to ask for any indemnification for any reason whatsoever and, in particular, with respect to any errors of designation or capacity or any change to the composition of the existing assets as at such date.

•
It shall acquit, as of the effective date of enjoyment, all contributions, taxes, levies, insurance premiums and contributions, as well as any other amounts whatsoever, ordinary or extraordinary, encumbering or which could encumber the contributed assets and those which are or may be intrinsic to the operation of the contributed Business Enterprise. The business tax will be allocated proportionally in time among the contributing and beneficiary corporations.

•
It shall assume all the expenses and fees relating to the present contribution, including those relating to the acts and exhibits required to reflect its definitive completion, as well as all the expenses resulting directly or indirectly therefrom.

Section 5 - Representations

The Contributor represents as follows:

5-1 Sales and Income

The sales figures, to the exclusion of taxes, for the last three fiscal years are estimated as follows:
•	from January 29, 2001 to March 31, 2002: 11,606 euros,
•	from April 1, 2002 to March, 31, 2003: 71.149 euros,
•	from April 1, 2003 to March, 31 2004: 21.143 euros (*).

For the corresponding periods, the income is estimated as follows:
•	from January 29 , 2001 to March 31, 2002: (208,732) euros,
•	from April 1, 2002 to March 31, 2003: (100.090) euros,
•	from April 1, 2003 to March 31, 2004: (60.000) euros (*).

(*) With respect to the fiscal year ended March 31, 2004, ICE ROCKS not yet having completed its inventory, the figures shown are estimates based on its best knowledge.

The Beneficiary Corporation acknowledges that the above disclosures are solely for information purposes and shall in no way affect its willingness to purchase the Business Enterprise and waives any recourse against the Contributor with respect thereto and accordingly, grants an outright, definitive and complete discharge to the writers of the present agreement.

5-2 Encumbrances

There are no liens or pledges registered on the contributed Business Enterprise. In the event that any such liens or pledges are discovered, the Contributor undertakes from this moment to grant acquittal and discharge with respect thereto, at its expense, within three (3) months after the completion of the present contribution.

5-3 Other Representations

Moreover, the Contributor represents and warrants that:
•	its registered office is in France and it has French residency status within the meaning of the currency exchange regulations currently in effect;
•	it may freely dispose of the ownership of the Business Enterprise in question and all of the elements therein, of which none have been the object of a seizure or are liable to be;
•
none of the activities currently carried out with respect to the Business Enterprise in question have been lent or leased, it being specified however that the operating materials and the stocks are currently on deposit with SOFABO;

•
there are no administrative, judicial or other restraints regarding the operation or the contribution of the Business Enterprise and the latter is not currently subject to overprotection pursuant to the laws and regulations in effect that are likely to result in its disappearance or unavailability;

•
as of the date of completion of the contribution, it is not the object of any proceedings whatsoever regarding the operation of the Business Enterprise contributed and likely to hinder such operation by the Beneficiary Corporation and the peaceful enjoyment that it may expect;

•
with the exception of the list of creditors (where the identity of the creditor, the amount of the debt and the expiry date are indicated) set forth hereinafter in Schedule 3, which list the Contributor guarantees is accurate and faithful, there are no other creditors and the Contributor is not liable, at the present date, for any amount whatsoever for any reason whatsoever in favour of any third party (including the shareholders of the Contributor);

•	in summary, nothing in its legal status opposes to the free disposal of the contributed Business Enterprise and to the peaceful enjoyment of the latter by the Beneficiary Corporation;
•	that it is not and has never been in a position of judicial liquidation or bankruptcy or suspension of payments;
•	it is not presently and is not susceptible of being the object of proceedings likely to result in the confiscation of its assets;
•
that its account books, after having been verified by the Parties, will be made available to the Beneficiary Corporation for a period of three years as of the effective date of enjoyment of the Business Enterprise;

•
that there is no work contract, of any nature whatsoever, that binds it to a particular employee at the date of completion of the contribution (including pursuant to any prior notice whatsoever). Accordingly, the Contributor warrants to the Beneficiary Corporation that there is no obligation (i) to retain any employees whatesoever with the Business Enterprise in accordance with the provisions of Section L. 122-12 of the Labour Code and (ii) to pay any amount whatsoever for whatever reason to any former employee;

•
that it has no knowledge of any existing or future litigation relating to the contributed assets. For all practical purposes, it guarantees the Beneficiary Corporation against all future actions, legal proceedings and/or condemnations with respect to an eventual litigation relating to the contributed assets;

•	it is the valid and regular owner of all of the transferred tangible or intangible assets comprised in the Business Enterprise;
•
and it guarantees that the transferred assets are not encumbered by any real or personal rights, pledges, servitudes, guaranties, registered privileges, charges and sureties, as well as any other restrictions and guarantees of any nature whatsoever that might interfere with the full ownership or enjoyment of the said assets;

•
that it does not own any other patent, trademark, intellectual property right or domain name that could be confused with the Commercial Activity, other than those contributed pursuant to this agreement.

Title C

Specific Clauses Relating to the Contribution of Patents

Chapter 1

Contribution of a Patent by COLBERT FONCIER

The Contributor is the holder and sole owner of the French patent No 00 11090 COLBERT FONCIER that was applied for on August 30, 2000 from l’Institut National de la Propriété Industrielle, which application was published on March 1, 2002 under No 2813 384 and was issued on February 13, 2003, bearing the designation “Sealed container filled with water destined for the manufacture of ice cubes and processing thereof” referred to in Schedule 4 (hereinafter referred to as “Patent 1”).

The Contributor does not wish to pursue exploitation of Patent 1, having no inclination to undertake the manufacturing of products that can be manufactured as a result of its knowledge and not having the technical means or the adequate human resources to guarantee durability and full control.

The Beneficiary Corporation is interested in acquiring the full and complete ownership of Patent 1 and the Contributor has agreed to make it available to the Beneficiary Corporation.

Section 1 - Purpose

The purpose hereof is to define the terms and conditions under which the Contributor will contribute to the Beneficiary Corporation, who accepts it, the full and complete ownership of Patent 1, a copy of which, including the preliminary research report, is annexed hereto as Schedule 4.

The Contributor contributes and transfers in favour of the Beneficiary Corporation, who accepts without any exceptions, the rights regarding the property and enjoyment which it holds with respect to Patent No 1.

Section 2 - Scope and Limits of the Contribution

2.1	This contribution concerns exclusively Patent 1 for the entire French territory where it is in effect.

2.2
The Contributor declares that with the exception of the rights held by it regarding Patent 1, it does not have any other rights with respect to this patent and, in particular, with respect to international and/or domestic patent applications subject to the priority of Patent 1.

2.3
The Beneficiary Corporation is subrogated in all of the rights of the Contributor and accordingly shall benefit, at its discretion, from the completion of the contribution, of the full and complete ownership and enjoyment of Patent 1, subject to it being maintained in effect and the payment of any expenses relating thereto, with respect to which it assumes full responsibility.

Section 3 - Obligations and Warranties

3.1 Communication

At the date of completion of the contribution in favour of the Beneficiary Corporation, the Contributor will deliver a copy of the title and file concerning Patent 1, in particular the notice of its issuance and, in general, all of the documentation which will allow the use and peaceful exploitation thereof.

3.2 Representation

The Contributor represents:
•
that it has full and complete ownership of Patent 1 within the limits of the rights that have been granted to it, that it has not granted any licenses, exclusive or otherwise, nor any assignments or pledges (or encumbrances) or any other rights whatsoever and that it has the capacity to freely contribute such patent in such way that the Beneficiary Corporation may have full and free use thereof;

•
that it has regularly acquitted all fees and expenses with respect to filing and maintenance (annual installments) and that it has undertaken all of the formalities required for the material existence of such rights.

3.3 Obligations

The Contributor shall, directly or indirectly, refrain from any manufacturing and exploitation of products similar to the invention derived from Patent 1.

The Contributor shall, in any case, refrain from availing itself, for its own benefit, of any personal prior right of possession with respect to Patent 1.

3.4 Warranty

The Contributor guarantees the Beneficiary Corporation against any prejudice, direct or indirect, resulting from any legal proceedings for recovery of property, for cancellation or any other basis prior to the completion of the contribution, regarding the validity, ownership, use and/or exploitation of Patent 1, within the limits of the rights granted to it.

The Contributor only guarantees the existence of Patent 1, to the exclusion of its efficiency and validity, which the Beneficiary Corporation expressly agrees to.

Section 4 - Transfer of Ownership and Risks

The Parties agree that the ownership as well as all of the risks associated with Patent 1 will be transferred to the Beneficiary Corporation as of the date of completion of the contribution.

Section 5 - Formalities

In order to ratify the present contribution or to set it up against third persons, the Beneficiary Corporation undertakes, at its expense, to begin the process of all registration formalities with the competent international or domestic agencies, as the case may be, within the time limits prescribed under applicable regulation or, failing such, no later than three (3) months following the date of completion of the contribution.

Chapter 2

Contribution of Patents by MM. LACAN and LEDOUX

The Contributors are co-holders and sole owners of the Euro-PCT patent application No WO 02/18856 LACAN filed on August 29, 2001 under No PCT/FR01/02687, subject to the priority of French Patent No 00 11090, published on March 7, 2002, bearing the designation “Sealed container filled with water destined for the manufacture of ice cubes and the processing thereof” referred to in Schedule 5, as well as the European patent and the foreign national patents resulting therefrom (hereinafter referred to as “Patents 2”).

The Contributors do not wish to pursue exploiting Patents 2, having no inclination to undertake the manufacturing of products that can be manufactured as a result of their knowledge and not having the technical means or the adequate human resources to guarantee durability and full control.

The Beneficiary Corporation is interested in acquiring the full and complete ownership of Patents 2 and the Contributors have agreed to make it available to the Beneficiary Corporation.

Section 1 - Purpose

The purpose hereof is to define the terms and conditions under which the Contributors will contribute in favour of the Beneficiary Corporation, which accepts it, the full and complete ownership of Patents 2, copies of which, including the preliminary research report, are annexed hereto as Schedules 5 to 16.

The Contributors contribute and transfer in favour of the Beneficiary Corporation, who accepts without any exceptions, the rights regarding the property and the possession which they hold with respect to Patents 2.

Section 2 - Scope and Limits of the Contribution

2.1	This contribution concerns exclusively Patents 2 for all of the territorities where they are in effect.

2.2
The Beneficiary Corporation is subrogated in all of the rights of the Contributors and accordingly shall benefit, at its discretion, from the completion of the contribution, of the full and complete ownership and enjoyment of Patents 2, subject to their being maintained in effect and to the payment of any expenses relating thereto, with respect to which it assumes full responsibility.

It should be noted that among these ten national patents is an application for a Turkish patent. According to the Contributors’ industrial property counselors, this patent application has lapsed as a result of the non-payment of a levy. However, according to the Contributors’ industrial property counselors , at the date of the completion of the contribution, it is not excluded under Turkish law for this application to be renewed. Accordingly, this Turkish patent application, in all likelihood lapsed, will be contributed to the Beneficiary Corporation free of charge. The Beneficiary Corporation shall then be responsible for undertaking all of the formalities that may yet have to be taken according to Turkish law for the eventual renewal of this patent application. The Beneficiary Corporation shall then be the owner of the resulting patent under the same conditions as those described herein with respect to the other patents.

Section 3 - Obligations and Warranties

3.1 Communication

At of the date of completion of the contribution in favour of the Beneficiary Corporation, the Contributors will deliver a copy of the titles and files concerning Patents 2, in particular the notice of publication of their applications and their issuance and, in general, all of the documentation which will allow the use and peaceful exploitation thereof.

3.2 Representation

The Contributors represent:

•
that they have full and complete ownership of Patents 2 within the limits of the rights that have been granted to them, that they have not granted any licenses, exclusive or otherwise, nor any assignments or pledges (or encumbrances) or any other rights whatsoever and that they have the capacity to freely contribute such patent in order that the Beneficiary Corporation may have full and free use thereof;

•
that they have regularly acquitted all fees and expenses with respect to filing and maintenance (annual installments) and that they have undertaken all of the formalities required for the material existence of such rights.

3.3 Obligations

The Contributors shall, directly or indirectly, refrain from any manufacturing and exploitation of products similar to the invention derived from Patents 2.

The Contributors shall, in any case, refrain from availing themselves, for their own benefit, of any personal prior right of possession with respect to Patents 2.

3.4 Warranty

The Contributors guarantee the Beneficiary Corporation against any prejudice, direct or indirect, resulting from any legal proceedings for recovery of property, for cancellation or any other basis prior to the completion of the contribution, regarding the validity, ownership, use and/or exploitation of Patents 2, within the limits of the rights granted to it.

The Contributors only guarantee the existence of Patents 2, to the exclusion of their efficiency and validity, which the Beneficiary Corporation expressly agrees to.

Section 4 - Transfer of Ownership and Risks

The Parties agree that the ownership as well as all of the risks associated with Patents 2 will be transferred to the Beneficiary Corporation on the date of the completion of the contribution.

Section 5 - Formalities

In order to ratify the present contribution or to set it up against third persons, the Beneficiary Corporation undertakes, at its expense, to being the process of all registration formalities with the competent international or domestic agencies, as the case may be, within the time limits prescribed under applicable regulation or, failing such, no later than three (3) months following the date of completion of the contribution.

Title D

Specific Clauses Relating to the Contribution of Trademarks

Chapter 1

Contribution of Trademarks by COLBERT FONCIER

The Contributor is the holder of the verbal and/or semi-figurative trademarks referred to in Schedule 17 (hereinafter referred to as “Trademarks 1”).

At the date of completion of the contribution, some of said Trademarks 1 will have been subject to commercial use. On the other hand, others have not yet been subject to any commercial use by the Contributor, seeing as the market therefor has yet to be created. The Contributor does not wish to use its Trademarks 1 for the processing and sale of beverages and their ancillary products, having no inclination to undertake the manufacturing of such products and not having the technical means or the adequate human resources to guarantee durability and full control.

The Contributor has thus decided to contribute its Trademarks 1.

Section 1 - Purpose

With this end in view, the Contributor contributes Trademarks No 1, of which it is the holder, to the Beneficiary Corporation who accepts them.

The purpose hereof is to define the terms and conditions under which the Contributor will contribute in favour of the Beneficiary Corporation the full and complete ownership of Trademarks 1, as described in Schedule 17 and copies of which are annexed hereto as Schedule 18.

Section 2 - Scope and Limits of the Transfer

2.1 This contribution concerns exclusively Trademarks 1 as designated in the filing and/or registration certificates (hereinafter referred to as the “Certificates”) and with respect to the territorities (hereinafter referred to as the “Territorities”), as it appears from Schedules 17 and 18.

2.2 The Parties expressly agree that the purpose of the contribution extends to all the products and services with respect to which Trademarks 1 were filed and/or registered.

2.3 The Contributor shall refrain from undertaking any formalities whatsoever, throughout the entire world, that could confer upon it any right of ownership whatsoever to the constituent signage regarding Trademarks 1 in any form whatsoever. Accordingly and in particular, the Contributor agrees to not proceed with any new filings with respect to such signage. In the same manner, it shall refrain from any exploitation of the signages and Trademarks 1 in any territory and with respect to all products and/or services.

2.4 The Contributor declares that, with the exception of the rights held by it with respect to Trademarks 1, it does not own any other rights on the signage transferred and covered by such Trademarks 1.

2.5 The Beneficiary Corporation, sole holder of Trademarks 1 after the completion of the contribution, will be free to no longer use or renew all or any portion of said Trademarks 1. It will have the sole responsibility to maintain them in effect and all related expenses will be assumed exclusively by it in accordance with Section 5 hereunder.

Section 3 - Obligations and Warranties

3.1 Communication

At the date of completion of the contribution, the Contributor will deliver to the Beneficiary Corporation copies of all the titles and files concerning Trademarks 1, their use and exploitation, in particular, the notice of publication and the certificate of identify for Trademarks 1 and, in general, all of the documentation and equipment required for the use and peaceful exploitation thereof.

3.2 Representation

The Contributor represents:

•
that it has full and complete ownership of Trademarks 1 within the limits of the rights that have been granted to it by the Certificates and that it has not granted any licenses or pledges (encumbrances) or any other rights whatsoever and that it has the capacity to freely transfer the same;

•
that it has regularly acquitted all filing fees and expenses with respect to Trademarks 1 and, as the case may be, the expenses relating to their registration, and that it has undertaken all of the formalities required for the material existence of such rights;

•	that there exists no litigation and that it has no knowledge of any claims regarding the ownership of Trademarks 1 and that it has always had peaceful enjoyment thereof.

3.3 Prejudice

The Contributor guarantees the Beneficiary Corporation against any prejudice resulting from any legal proceedings for recovery of property, for cancellation or for forfeiture, prior to the date of completion of the contribution, regarding the validity, ownership, use and/or exploitation of Trademarks 1, within the limits of the rights granted to it by the Certificates.

Section 4 - Transfer of Ownership and Risks

The Parties agree that the ownership as well as the risks related to Trademarks 1 will be transferred to the Beneficiary Corporation at the date of completion of the contribution.

Section 5 - Formalities

In order to ratify the present contribution or to set it up against third persons, the Beneficiary Corporation undertakes, at its expense, to begin the process of all registration formalities with the competent international or domestic agencies, as the case may be, within the time limits prescribed under applicable regulation, or failing such, no later than three (3) months following the completion of the contribution.

Chapter 2

Contribution of Trademarks by
ICE ROCKS PARTICIPATIONS

The Contributor is the holder of the verbal and/or semi-figurative trademarks referred to in Schedule 19 (hereinafter referred to as “Trademarks 2”).

At the date of completion of the contribution, some of said Trademarks 2 will have been subject to commercial use. On the other hand, others have not yet been subject to significant commercial use by the Contributor, seeing as the market therefor has yet to be created. The Contributor does not wish to use its Trademarks 2 for the processing and sale of beverages and their ancillary products, having no inclination to undertake the manufacturing of such products and not having the technical means or the adequate human resources to guarantee durability and full control.

The Contributor has thus decided to transfer its Trademarks 2.

Section 1 - Purpose

With this end in view, the Contributor contributes Trademarks 2, of which it is the holder, to the Beneficiary Corporation who accepts them.

The purpose hereof is to define the terms and conditions under which the Contributor will contribute in favour of the Beneficiary Corporation the full and complete ownership of Trademarks 2, as described in Schedule 19 and copies of which are annexed hereto as Schedule 20.

Section 2 - Scope and Limits of the Transfer

2.1 This contribution concerns exclusively Trademarks 2 as designated in the filing and/or registration certificates (hereinafter referred to as the “Certificates”) and with respect to the territories (hereinafter referred to as the “territories”), as it appears from Schedules 19 and 20.

2.2 The Parties expressly agree that the purpose of the contribution extends to all the products and services with respect to which Trademarks 2 were filed and/or registered.

2.3 Subject to the provisions of Section 5, the Contributor shall refrain from undertaking any formalities whatsoever throughout the entire world that could confer upon it any right of ownership whatsoever to the constituent signage regarding Trademarks 2 in any form whatsoever. Accordingly and in particular, the Contributor agrees to not proceed with any new filings with respect to such signage. In the same manner, it shall refrain from any exploitation of the signages and Trademarks 2 in any territory and with respect to all products and/or services.

2.4 The Contributor declares that, with the exception of the rights held with respect to Trademarks 2, it does not own any other rights on the signage transferred and covered by such Trademarks 2.

2.5 The Beneficiary Corporation, sole holder of Trademarks No 2 after the completion of the contribution, will be free to no longer use or renew all or any portion of said Trademarks 2. It will have the sole responsibility of maintaining them in effect and all related expenses will be assumed exclusively by it in accordance with Section 5 hereunder.

Section 3 - Obligations and Warranties

3.1 Communication

At the date of completion of the contribution, the Contributor shall deliver to the Beneficiary Corporation copies of all the titles and files concerning Trademarks 2, their use and exploitation, in particular, the notice of publication and the certificate of identify for Trademarks 2 and, in general, all of the documentation and equipment required which will allow the use and peaceful exploitation thereof.

3.2 Representation

The Contributor represents:

•
that it has full and complete ownership of Trademarks 2 within the limits of the rights that have been granted to it by the Certificates and that it has not granted any licenses or pledges (encumbrances) or any other rights whatsoever and that it has the capacity to freely transfer the same;

•
that it has regularly acquitted all filing fees and expenses with respect to Trademarks 2 and, as the case may be, the expenses relating to their registration, and that it has undertaken all of the formalities required for the material existence of such rights;

•	that there exists no litigation and that it has no knowledge of any claims regarding the ownership of Trademarks 2 and that it has always had peaceful enjoyment thereof.

3.3 Prejudice

The Contributor guarantees the Beneficiary Corporation against any prejudice resulting from any legal proceedings for recovery of property, for cancellation or for forfeiture, prior to the date of completion of the contribution, regarding the validity, ownership, use and/or exploitation of Trademarks 2, within the limits of the rights granted to it by the Certificates.

Section 4 - Transfer of Ownership and Risks

The Parties agree that the ownership as well as the risks related to Trademarks 2 will be transferred to the Beneficiary Corporation on the date of completion of the contribution.

Section 5 - Formalities

In order to ratify the present contribution or to set it up against third persons, the Beneficiary Corporation undertakes, at its expense, to begin the process of any registration formalities with the competent international or domestic agencies, as the case may be, within the time limits prescribed under applicable regulation, or failing such, no later than three (3) months following the completion of the contribution.

Moreover, the Contributor has acquired the following trademarks from a third party:

•	SCOTCH ROCKS No 357 707, Community trademark, verbal, registered, filed on January 29, 1997 in classes 11, 21, 30 and 32.
•	SCOTCH ROCKS No 422 92 10, verbal trademark registered on January 14, 1999 and filed on September 20, 1996 in class 32 in Japan.
•	SCOTCHROCKS No 1 334 606, verbal trademark renewed, filed on October 17, 1975 in class 32 in the United Kingdom.
•	SCOTCH ROCKS No 702 719, verbal trademark registered, filed on February 16, 1996 in class 30 in Australia.
•	SCOTCH ROCKS No 702 207, verbal trademark registered, filed on February 23, 1996 in class 32 in Australia.
•	SCOTCH ROCKS No 2273215, verbal trademark filed on April 16, 1996 and registered on August 31, 1999 in class 30 in the United States.
•	SCOTCH ROCKS No 2223504, verbal trademark filed on April 16, 1996 and registered on February 16, 1999 in class 32 in the United States.
•	HIGHLAND ROCKS No 1334606, Community trademark, verbal, registered, filed on August 24, 1999 in classes 11, 21, 30 and 32.

The deeds of transfer pursuant to which the Contributor purchased these trademarks from their previous holder were not registered in the pertinent trademark registries. As a result, such deeds of transfer are not opposable to any third parties.

To ensure the completion of the registration formalities that are incumbent upon the Beneficiary Corporation resulting from this contribution, it is imperative that the Contributor undertakes the formalities regarding the registration of the previous transfers of the trademarks mentioned hereinabove.

Accordingly, the Contributor undertakes to settle these issues within thirty (30) days as of completion of the contribution.

Title E

Specific Clauses Relating to the Contribution of Domain Names

Chapter 1

Contribution of a Domain Name
by ICE ROCKS PARTICIPATIONS

Since May 27, 2002, the Contributor has full and complete ownership of the domain name “icerocks.net”. This domain name was most recently maintained in effect on June 13, 2003 and its expiry date is May 27, 2004.

A copy of the registration of this domain name with the Registrar is annexed hereto as Schedule 21.

“icerocks.net” is hereinafter referred to as “Domain Name 1”.

Section 1 - Purpose

The Contributor agrees to contribute Domain Name 1, of which it is the holder, in favour of the Beneficiary Corporation who accepts it.

This contribution is agreed upon and accepted pursuant to the representations and warranties given in Section 2 hereunder.

Section 2 - Representations and Warranties

The Contributor expressly represents and warrants that it has full and complete ownership of Domain Name 1 and that it has validly been granted all of the rights required for the purposes of transferring full and complete ownership of Domain Name 1 to the Beneficiary Corporation.

The Contributor expressly represents that said Domain Name 1 is freely transferable, and in particular that it has not been subject to any encumbrances (or pledges) or any transfer or operating license.

The Contributor represents that Domain Name 1 has not been and is not presently subject to any litigation and that the Contributor has always had peaceful enjoyment thereof up to the date of the completion of the contribution.

With respect thereto, no dispute, action, proceeding, demand or claim of any nature whatsoever involving Domain Name 1 has been instituted or is about to be instituted against the Contributor or against another person whose actions would likely result in the liability of the Contributor.

The Contributor warrants to the Beneficiary Corporation that all of the documents and information relating to Domain Name 1 in its possession on the date of the completion of the contribution will be handed over.

Section 3 - Repercussions of the Contribution

The Parties agree that the ownership as well as all of the risks related to Domain Name 1 will be contributed in favour of the Beneficiary Corporation on the date of the completion of the contribution.

As of the completion of the present contribution, the Beneficiary Corporation shall have full and complete ownership of Domain Name 1, and may freely dispose it, use it at its discretion, maintain it in effect or allow it to lapse.

The Beneficiary Corporation will assume any renewal expenses with respect to Domain Name 1 as of the date of completion of the contribution insofar as it wishes to maintain it in effect.

Section 4 - Registration Formalities with the Registrar

The Beneficiary Corporation will make a point of, and will have the exclusive responsibility for, carrying out all administrative formalities regarding the transfer of Domain Name 1 and the registration of this contribution with the Registrar as well as paying all of the expenses relating thereto.

The Contributor agrees to provide aid, support and assistance, to make all necessary disclosures and to sign all of documents required to undertake the administrative formalities relating to the transfer of Domain Name 1 and the registration of this contribution by the Beneficiary Corporation with the Registrar.

Chapter 2

Contribution of a Domain Name by Mr. LACAN

Since August 28, 2000, the Contributor has full and complete ownership of the domain name “icerocks.org”. This domain name was most recently maintained in effect on October 31, 2003 and its expiry date is August 28, 2004.

A copy of the registration of this domain name with the Registrar is annexed here as Schedule 22.

“icerocks.org” is hereinafter referred to as “Domain Name 2”.

Section 1 - Purpose

The Contributor agrees to contribute Domain Name 2, of which it is the holder, in favour of the Beneficiary Corporation who accepts it.

This contribution is agreed upon and accepted pursuant to the representations and warranties given in Section 2 hereunder.

Section 2 - Representations and Warranties

The Contributor expressly represents and warrants that it has full and complete ownership of Domain Name 2 and that it has validly been granted all of the rights required for the purposes of transferring full and complete ownership of Domain Name 2 to the Beneficiary Corporation.

The Contributor expressly represents that said Domain Name 2 is freely transferable, and in particular that it has not been subject to any encumbrances (or pledges) or any transfer or operating license.

The Contributor represents that Domain Name 2 has not been and is not presently subject to any litigation and that the Contributor has always had peaceful enjoyment thereof up to the date of the completion of the contribution.

With respect thereto, no dispute, action, proceeding, demand or claim of any nature whatsoever concerning Domain Name 2 has been instituted or is about to be instituted against the Contributor or against another person whose actions would likely result in the liability of the Contributor.

The Contributor warrants to the Beneficiary Corporation that all of the documents and information relating to Domain Name 2 in its possession on the date of the completion of the contribution will be handed over.

Section 3 - Repercussions of the Contribution

The Parties agree that the ownership of as well as all of the risks related to Domain Name 2 will be contributed in favour of the Beneficiary Corporation as of the date of the completion of the contribution.

As of the completion of the present contribution, the Beneficiary Corporation shall have full and complete ownership of Domain Name 2, and may freely dispose thereof, use it at its discretion, maintain it in effect or allow it to lapse.

The Beneficiary Corporation will assume any renewal expenses with respect to Domain Name 2 as of the date of completion of the contribution insofar as it wishes to maintain it in effect.

Section 4 - Registration Formalities with the Registrar

The Beneficiary Corporation will make a point of, and will have the exclusive responsibility for, carrying out all administrative formalities regarding the transfer of Domain Name 2 and the registration of this agreement with the Registrar as well as paying all of the expenses relating thereto.

The Contributor agrees to provide aid, support and assistance, to make all necessary disclosures and to sign all of documents required to undertake the administrative formalities relating to the transfer of Domain Name 2 and the registration of this contribution by the Beneficiary Corporation with the Registrar.

Title F

Clauses Relating to the Remuneration
by the Beneficiary Corporation for the Various Contributions

Section 1 - Evaluation of the Various Contributions

The Parties acknowledge that it is especially difficult to evaluate with accuracy the unit value of each of the contributed assets inasmuch as each asset, when taken individually, loses much of its value. Accordingly, the evaluations set forth hereunder are those established after full argument, taking into account the elements in their entiretywhich constitute a coherent whole.

A - Contribution of Business Enterprise

The present contribution was agreed upon and accepted for the aggregate lump sum of 372,969.88 euros, allocated as follows:
•	for the intangible assets 61,500.00 euros,
•	for the tangible assets (including inventory) 311,469.88 euros.

B - Contribution of French Patent No 0011090

The present contribution was agreed upon and accepted for an amount of 53,000 euros.

C - Contribution of Patents Subject to the Priority of French Patent No 00 11090

The present contribution was agreed upon and accepted for an amount of 230,000 euros.

D - Contribution of Trademarks by COLBERT FONCIER (Title D, Chapter 1)

The present contribution was agreed upon and accepted for an amount of 20.000 euros per trademark for the trademarks that have been used or that started to be used, and a lump sum estimated at 1,500 euros per trademark for the other trademarks.

The trademarks that have not been used are the following:
•	ICE ROCKS No 00 3 048 781, verbal trademark, registered, filed on August 29, 2000 in classes 21, 30 and 32 in France.
•
ICE ROCKS No 755 976, international trademark, verbal, registered, filed on February 28, 2001 subject to the priority of the French filing on August 29, 2000, in classes 21, 30 and 32, for Switzerland, Germany, Spain, United Kingdom, Italy, Portugal and Benelux.

The total amount for the trademarks that have been used or that started to be used is therefor 40,000 euros.

The trademarks that have not been used are the following:

•	ICE ROCKS No 2634389, verbal trademark registered on February 28, 2001 and filed on October 15, 2002 in classes 21, 30 and 32 in the United States.
•	SCOTCH ICE No 00 3 048 782, verbal trademark, registered, filed on August 29, 2000 in classes 21, 30 and 32 in France.
•	ICE KIDS No 02 3 161 775, verbal trademark, registered, filed on April 26, 2002 in classes 21, 30 and 32 in France.
•	GLACONS DE SOURCE No 00 3 048 779, semi-figurative trademark, registered, filed on August 29, 2000 in classes 21, 30 and 32 in France.

The total amount for the trademarks that have not been used or for which use has not started is therefor 6.000 euros.

E - Contribution of Trademarks by ICE ROCKS PARTICIPATIONS (Title D, Chapter 2)

The present contribution has been agreed and accepted for an amount of 20.000 euros per trademark for the trademarks that have been used or which are started to be used and a lump sum estimated at 1,500 euros per trademark for the other trademarks.

The other trademarks that are in use are the following:
•	SCOTCH ROCKS No 357 707, Community trademark, verbal, registered, filed on January 29, 1997 in classes 11, 21, 30 and 32.
•	SCOTCH ROCKS No 422 92 10, verbal trademark, registered on January 14, 1999 and filed on September 20, 1996 in class 32 in Japan.
•	SCOTCH ROCKS No 1 334 606, verbal trademark, renewed, filed on October 17, 1975 in class 32 in the United Kingdom.
•	SCOTCH ROCKS No 702 719, verbal trademark, registered, filed on February 16, 1996 in class 30 in Australia.
•	SCOTCH ROCKS No 702 207, verbal trademark, registered, filed on February 23, 1996 in class 32 in Australia.

The total amount for the trademarks in use or which are starting to be used is therefor 100,000 euros.

The trademarks that are not in use are the following:
•	ICE ROCKS No 1 14225200, verbal trademark, filed on June 4, 2002 in Canada.
•	SCOTCH ROCKS No 2273215, verbal trademark, filed on April 16, 1996 and registered on August 31, 1999, in class 30 in the United States.
•	SCOTCH ROCKS No 2223504, verbal trademark filed on April 16, 1996 and registered on February 16, 1999 in class 32 in the United States.
•	HIGHLAND ROCKS No 1334606, Community trademark, verbal, registered, filed on August 24, 1999 in classes 11, 21, 30 and 32.
•	DES GLACONS À L’ÉTAT PUR No 02 3 188 782, semi-figurative trademark, filed on October 9, 2002 and registered, in classes 21, 30 and 32 in France.
•	ICE ROCKS PURE SEALED ICE CUBES No 02 3 188 782, semi-figurative trademark filed on April 13, 2001, registered, in classes 21, 30 and 32 in France.

The total amount for the trademarks that have not been used or for which use has not started is therefor 9,000 euros.

F - Contribution of a Domain Name by ICE ROCKS PARTICIPATIONS (Title E, Chapter 1)

The present contribution was agreed upon and accepted for an amount of 1,555.80 euros.

G - Contribution of a Domain Name by Mr. LACAN (Title E, Chapter 2)

The present contribution was agreed upon and accepted for an amount of 500 euros.

Article 2 - Remuneration for the Various Contributions

At the date of completion, the various contributions will be remunerated by the issuance, in favour of each of the Contributors, of treasury shares to be issued after the completion of an increase in capital as a result of the issuance of common shares in favour of each Contributor, thereby granting them an interest in the share capital of the Beneficiary Corporation.

Such shares will be issued at a price of $0.20 Cdn per share.

Based on this calculation, the Parties agree that the valuations retained in euros will be converted into Canadian dollars on the basis of 1 euro = $1.60245 Cdn, which corresponds to the rate of exchange in effect on the day of the completion of the contributions.

Accordingly, the exchange value in Canadian dollars for all of the contributions amounts to $1,302,833 Cdn.

Consequently, the number of corresponding shares amounts to 6,514,165 treasury shares.

Therefore, the input of the Contributors shall involve an increase in the capital of the Beneficiary Corporation by means of a cash amount of $1,302,833 Cdn resulting in the issuance of 6,514,165 common shares at a price of $0.20 Cdn (the “Increase in Capital”).

The allocation of the treasury shares issued pursuant to the present contribution breaks down as follows:

ICE ROCKS	LACAN	ICE ROCKS PARTICIPATIONS	COLBERT FONCIER	LACAN LEDOUX
2,988,328	4,006	885,800	793,213	1,842,818

In order to allow the Parties to fully deal with the consequences of the contributions on the allocation of the shares among the partners of the Beneficiary Corporation, the allocation of the shares of WATER BANK OF AMERICA among its partners, both before and after the completion of the Increase of Capital, is set forth in Schedule 23.

Article 3 - Tax Related Declarations

3-1 - Declarations Relating to Registration

According to the provisions of Article 810 I of the Code général des impôts, the Beneficiary Corporation will assume exclusively the expenses relating to the registration of the contributions.

3-2 - Certificate of Authenticity

The undersigned expressly certify, under penalty of the sanctions enacted pursuant to Article 1837 of the Code général des impôts, that this document states the full value of the various contributed assets.

3-3 - Representations of the Beneficiary Corporation Regarding the Subsequent Transfer of Movable Investment Property Included in the Present Contribution of Business Enterprise

According to the provisions of Article 261-3, 1o a of the Code général des impôts, the Beneficiary Corporation declares as follows:
•	that it is in the process of registering a branch office, and that the covenants stated hereunder are made by the latter;
•
that it agrees to charge the TVA all subsequent transfers of movable investment property that is contributed following the conveyance of the universality of the Business Enterprise mentioned hereinabove;

•
that it also agrees to proceed, when necessary, with any adjustments to the TVA as provided for in Articles 210 and 215 of Annexe II of the Code général des impôts, that could become payable if the Contributor were to continue using the movable investment property.

A duplicate statement recalling the present covenant will be filed with the taxation authorities having authority over the corporation.

Title G

General Provisions

Section 1 - Date of Completion

The contributions described herein will come into effect upon the execution by all of the Parties to the present contribution agreement. Therefore, the transactions involving the contributions will be completed in full upon the issuance in favour of the Contributors of the treasury shares in compliance with the provisions hereof, the said issuance occurring on the same day.

Section 2 - Right to the Name of MM. Thierry LACAN and Bruno LEDOUX

The Beneficiary Corporation agrees to refer to the roles of MM. LACAN and LEDOUX as founders and promoters of the ICE ROCKS concept in all its advertising documents (or documents meant for public consumption) in which there will be a historical reminder of the concept, the Beneficiary Corporation agreeing to use its best efforts to provide a historical reminder, even briefly, when appropriate, in its non-financial documentation.

Section 3 - Name Change for ICE ROCKS and ICE ROCKS PARTICIPATIONS

ICE ROCKS and ICE ROCKS PARTICIPATIONS, as a result of the present contribution of the trademark ICE ROCKS and its trade name, have each agreed, within eight (8) days from the date of completion of this contribution, to call a special general meeting to vote on the changing of their respective firm names. In addition, MM. Thierry LACAN and Bruno LEDOUX jointly support the vote in favour of resolutions to that effect at the meeting of each of the corporations.

Section 4 - Non-competition

The Parties subscribe to the mutual non-competition covenants described hereunder for a period of five (5) years after the completion of the contribution and with respect to the following jurisdictions: the entire world.

The Contributors will individually refrain (i) from taking an interest, directly or indirectly, in any manner whatsoever, including a participation in a third party company (other than WATER BANK OF AMERICA, its parent companies, daughter companies or sister companies) by means of a lease management or any other form of partnership regarding the manufacturing and packaging of ice cubes as well as the exploitation for valuable consideration or free of charge of such processes, (ii) from soliciting and/or entering business relations or accepting any type of employment whatsoever with any supplier or distributor (past or present) or customer of ICE ROCKS and/or ICE ROCKS PARTICIPATIONS, and (iii) finally, from soliciting any employee whatsoever (past or present) of ICE ROCKS and/or ICE ROCKS PARTICIPATIONS.

Section 5 - Sanctions

If one or more of the Contributors were to breach any of their obligations prescribed hereunder, including any representation made or any warranty given and if after having received a notice of demand with respect thereto and if the situation is not remedied fifteen (15) days thereafter, it is expressly agreed that the Beneficiary Corporation shall be entitled, as a protective measure, to immediately suspend the voting rights and the rights to any dividends on the shares held by the infringing Contributor.

Section 6 - Waiver

The fact that one of the Parties hereto does not avail itself of any right whatsoever hereunder shall in no way be considered as a waiver by such Party to such right.

Section 7 - Notice

Unless otherwise specified, any notice or communication given hereunder shall only be in effect if given in writing and sent by registered letter with acknowledgement of receipt, or by fax (the fax to be confirmed on the same day by registered letter with acknowledgement of receipt), or given in person with written acknowledgment of receipt at the addresses mentioned in the recitals hereto, or at any new address subsequently given by a Party as described hereinabove with respect thereto.

The date of receipt of a notice will be the date of the receipt (or presentation) of the written acknowledgment of receipt, or of the registered letter with acknowledgement of receipt.

Section 8 - Schedules - Amendments - Interpretation

Each of the Schedules is an integral part of this agreement and all amendments to this agreement shall be made by means of a written instrument signed by the Parties.

In the event that any of the provisions of this agreement should become or should be declared null, unenforceable, void, illegal or generally inapplicable, the validity of the other provisions shall not be affected and this agreement shall be signed by the Parties by substituting the inapplicable provision with another legal and appropriate provision in compliance with the intentions of the Parties.

Section 9 - Confidentiality

Except when required or obliged by law or for judicial or administrative reasons, the Parties hereto agree that they shall rigorously respect the confidential nature of the provisions of this agreement and any information disclosed during prior negotiations with respect to all third parties.

Section 10 - Exhaustive Nature of the Agreement

The present agreement states the entirety of the obligations of the Parties and therefor supersedes all instruments, correspondence, discussions, negotiations and prior agreements entered into between the Parties and concerning the same purposes.

Any amendment to this agreement shall be made by means of a rider signed by the duly qualified representatives of the Parties.

Section 11 - Entire Agreement

This agreement states the entire agreement between the Parties with respect to its subject matter. The present agreement may only be amended by means of a rider in writing and signed by the Parties.

Section 12 - Contradictions

The headings of the sections of this agreement have been included solely for convenience and to facilitate references thereto and will not be in contradiction with the provisions contained in the sections. Thus, the headings are only given for reference purposes. In the event of any contradiction between the headings and the content, the content will prevail.

Section 13 - Severability of the Provisions

If one or more of the provisions hereof are held to be invalid or are declared as such pursuant to a law, a regulation or as a result of a judicial decision becoming final, the other provisions will remain in effect unless one of the Parties can demonstrate that the nullified provision was an essential and material condition without which the Parties would not have signed the agreement.

Section 14 - Choice of Domicile

For the execution hereof, the Parties have elected domicile in their respective registered offices mentioned hereinabove.

Section 15 - Formalities

All powers are conferred upon a holder of an original of this agreement to demand or undertake all formalities, registration, publication, mention, wherever and whenever with any administrative body where such measures are deemed necessary.

Section 16 - Governing Law - Jurisdiction

This agreement will be interpreted and governed according to the laws in effect in the Province of Quebec.

In the event of litigation regarding the establishment, interpretation and/or execution of this agreement and after attempts have been made to reach an amicable arrangement, a competent court in Montreal will have express jurisdiction with respect thereto, notwithstanding the plurality of the defendants or the guaranty of a right of appeal even with respect to emergency procedures or protective proceedings in chamber, with expert testimony or by petition.

Made in Paris,
April 8, 2004.

In twelve (12) copies, one (1) for the tax-related formalities regarding registration, three (3) for the filings with the registry of the Tribunal de Commerce and one (1) for each Party, one (1) for the publication formalities in the Registre national des brevets maintained by l’Institut national de la propriété industrielle, one (1) for the publication formalities in the Registre national des marques maintained by l’Institut national de la propriété industrielle.

For ICE ROCKS Mr. Thierry LACAN, Sole Managing Director, Signature: (signed)	For ICE ROCKS PARTICIPATIONS Mr. Thierry LACAN, Manager, Signature: (signed)

For COLBERT FONCIER M. Bruno LEDOUX Manager, Signature: (signed)	For WATER BANK OF AMERICA INC. Mr. Michel P. PELLETIER, Mandated for this purpose, Signature: (signed)

Mr. Bruno LEDOUX Signature: (signed)	Mr. Thierry LACAN Signature: (signed)